UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

ARTERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40960	27-0117058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 E. Hamilton Avenue Suite 300 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 470-7300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2025, Isabelle F. Geday notified the board of directors (the “Board”) of Arteris, Inc. (the “Company”) of her decision to resign from the Board, effective as of March 27, 2025. Ms. Geday’s decision to resign from the Board was for personal reasons and not due to any disagreements with the Company relating to the Company’s operations, policies or practices.

In connection with Ms. Geday’s unanticipated resignation from the Board and in recognition for her exemplary service to the Company since 2020, the Board has approved the accelerated vesting of the annual RSU award for 19,287 restricted stock units granted to Ms. Geday in connection with the Company’s 2024 annual meeting of stockholders pursuant to the Company’s Non-Employee Director Compensation Policy. Such restricted stock units otherwise would have vested on the earlier of (i) June 4, 2025 and (ii) the date of the Company’s 2025 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2025

By:	/s/ Nicholas B. Hawkins
Name:	Nicholas B. Hawkins
Title:	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)